UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2017

ENER-CORE, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37642	45-0525350
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8965 Research Dr., Suite 100
Irvine, California 92618

(Address of principal executive offices) (Zip Code)

(949) 616-3300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2017, Ener-Core, Inc. (the “Company”) and Alain J. Castro entered into a Separation Agreement and General Release of All Claims (the “Separation Agreement”), pursuant to which the Company and Mr. Castro mutually agreed to terminate Mr. Castro’s employment with the Company, as well as his position as Chief Executive Officer of the Company, along with any officer, director or employee positions with the Company’s subsidiaries and affiliates, effective as of a date no later than May 31, 2018 (the “Termination Date”). Mr. Castro will remain employed and will continue to serve as both Chief Executive Officer and a member of the Company’s board of directors (the “Board”) during the six-month notice period, beginning on December 1, 2017 and ending on the Termination Date (the “Notice Period”), subject to the following conditions: (i) if the Company hires a new chief executive officer during the Notice Period, Mr. Castro will continue to remain employed by the Company as a special advisor for the remainder of the Notice Period and will perform duties under the direction of the Board; (ii) Mr. Castro will resign as a member of the Board at the request of the Board at any time during the Notice Period; (iii) during the Notice Period, the Company will pay Mr. Castro a base salary of $20,000 per month, the Company will continue to reimburse Mr. Castro for certain out-of-pocket expenses and Mr. Castro may continue to participate in the Company’s health and insurance plans; and (iv) the options awarded to Mr. Castro on or about April 6, 2017 and November 28, 2014 and the restricted stock awarded to Mr. Castro on or about April 6, 2017 will accelerate and be fully vested on the effective date of the Severance Agreement and General Release of All Claims (the “Severance Agreement”) that Mr. Castro has agreed to execute upon effectiveness of his termination. In addition, the November 28, 2014 option will remain exercisable through November 28, 2020, and the April 6, 2017 option will be exercisable for a period of five years following his departure from the Company pursuant to the terms of the Separation Agreement. During the Notice Period, Mr. Castro may spend a reasonable amount of time searching for alternate employment, and in the event he leaves to begin full time employment elsewhere during the Notice Period, he will forfeit any additional compensation due under the Separation Agreement.

The Separation Agreement provides that Mr. Castro will be entitled to a cash payment of $40,000 to be paid upon termination of his employment, provided that (a) Mr. Castro complies with his obligations under both the Separation Agreement and that certain Executive Employment Agreement, dated April 25, 2013, by and between Mr. Castro and Flex Power Generation, Inc. (the “Employment Agreement”), (b) Mr. Castro complies with Company policies and (c) Mr. Castro signs and does not revoke the Severance Agreement on his termination date. The Separation Agreement includes an acknowledgment that the money and benefits described therein are greater than the amount that Mr. Castro would have received under the Company’s policies or the Employment Agreement.

The Separation Agreement also includes, among other things, a release of all claims by Mr. Castro and a release of claims against Mr. Castro by the Company, and provides that Mr. Castro remains obligated to comply with his post-employment obligations set forth in the Employment Agreement. The Separation Agreement also imposes certain confidentiality and non-disclosure obligations on Mr. Castro.

Pursuant to the terms thereof, Mr. Castro may revoke the Separation Agreement for up to seven calendar days following the execution thereof. Absent such revocation by Mr. Castro, the Company expects that the Separation Agreement will become effective on December 25, 2017.

The Separation Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of this agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 7.01	Regulation FD Disclosure.

On December 19, 2017, the Company issued a press release regarding the execution of the Separation Agreement with Mr. Castro, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Separation Agreement and General Release of All Claims, dated December 17, 2017, effective as of December 25, 2017, by and between the Company and Alain J. Castro, including a form of Severance Agreement and General Release of All Claims
99.1	Press Release dated December 19, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENER-CORE, Inc.

Dated: December 19, 2017	By:	/s/ Domonic J. Carney
Domonic J. Carney
Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Separation Agreement and General Release of All Claims, dated December 17, 2017, effective as of December 25, 2017, by and between the Company and Alain J. Castro, including a form of Severance Agreement and General Release of All Claims
99.1	Press Release dated December 19, 2017

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